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                           SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               FREESHOP.COM, INC.

                                 ARTICLE 1. NAME

        The name of the corporation (the "Corporation") is FreeShop.com, Inc.

                            ARTICLE 2. CAPITAL STOCK

2.1     AUTHORIZED CAPITAL

        2.1.1 Every 2.5 shares of issued and outstanding Common Stock of this Corporation are, on the effective date hereof, automatically reclassified into one share of Common Stock of this Corporation, thereby giving effect to a 1-for-2.5 reverse stock split (the "Reverse Stock Split"). All outstanding rights and obligations (including option plans, stock options and the exercise price thereof, stock purchase warrants and the exercise prices thereof and the conversion terms of the Corporation's shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) relating to the Corporation's Common Stock shall be mathematically adjusted to reflect the Reverse Stock Split so that the proportionate ratio of such rights and obligations to the reclassified shares will be equal to the proportionate ratio of such rights and obligations to the shares outstanding immediately prior to such reclassification. In lieu of the issuance of any fractional shares that would otherwise result from the Reverse Stock Split, the Corporation shall issue one whole share to any shareholder that would otherwise receive fractional shares, the additional shares hereby issued being taken from authorized but theretofore unissued shares of Common Stock.

        2.1.2 After giving effect to the Reverse Stock Split, the total authorized stock of the Corporation shall consist of 100,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value.

2.2     ISSUANCE OF PREFERRED STOCK IN SERIES

        The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.



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        2.2.1   AUTHORITY OF THE BOARD OF DIRECTORS

        Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article 2 and to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number of shares of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

                (a)     The number of shares of such series;

                (b)     The designation of such series;

                (c) The dividends of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or noncumulative;

                (d) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

                (e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

                (f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the Corporation and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                (g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

                (h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

                (i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the Corporation; and

                (j) The extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such series relating to



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dividends, redemption, dissolution, any distribution of assets of the
Corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the Corporation or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.

        2.2.2   DIVIDENDS

        Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extent provided herein or by the Board of Directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

        2.2.3   VOTING

        The holders of shares of the Common Stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of Directors of the Corporation and the right to vote on all other matters, except those matters on which a separate class of the Corporation's Shareholders vote by class or series to the exclusion of the holders of the shares of the Common Stock. To the extent provided herein or by resolution or resolutions of the Board of Directors providing for the issue of a series of Preferred Stock, the holders of each such series shall have the right to vote for the election of members of the Board of Directors of the Corporation and the right to vote on all other matters, except those matters in which a separate class of the Corporation's shareholders vote by class or series to the exclusion of the holders of the shares of such series.

        2.2.4   ISSUANCE OF SHARES

        The Corporation may from time to time issue and dispose of any of the authorized and unissued shares of the Common Stock or the Preferred Stock for such consideration as may be fixed from time to time by the Board of Directors, without action by the shareholders. The Board of Directors may provide for payment therefor to be received by the Corporation in cash, property, services or such other consideration as is approved by the Board of Directors. Any and all such shares of the Common Stock or the Preferred Stock of the Corporation, the issuance of which has been so authorized, and for which consideration so fixed by the Board of Directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.



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2.3     DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK

        The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.3:

        2.3.1   SERIES A PREFERRED STOCK

        The series of Series A Convertible Preferred Stock, consisting of 1,935,484 shares, no par value, authorized herein, shall be designated herein as the Series A Stock and shall be convertible into shares of the Corporation's Common Stock, as described in Section 4.3.5.

        The rights, preferences, restrictions and other matters relating to Series A Stock are set forth below.

        2.3.2   DIVIDENDS

                (a) Subject to the rights of the holders, if any, of any outstanding shares of Preferred Stock of the Corporation having a preferential right to dividends ranking equal or superior to the rights of the holders of Series A Stock, holders of shares of Series A Stock, in preference to holders of shares of Common Stock of the Corporation, shall be entitled to receive out of funds that are legally available therefor when and as declared by the Board of Directors noncumulative cash dividends at the rate of $.000006 per annum on each outstanding share of Series A Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares).

                (b) So long as any shares of Series A Stock shall remain outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on any Common Stock until all declared and unpaid dividends on the Series A Stock have been paid.

                (c) No cash dividends shall be declared on the Common Stock or Preferred Stock having a preferential right to dividends ranking equal to the Series A Stock unless or until a cash dividend in an amount equal to or greater than the dividend declared on the Common Stock or such Preferred Stock having a preferential right to dividends equal to the Series A Stock (dividends shall be compared on an as-converted-to-Common-Stock basis) shall have been paid to, or declared and a sum sufficient for the payment thereof set apart for the Series A Stock.

        2.3.3   LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed in the following order and amounts:



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                (a)     General.

                        (i) First, the holders, if any, of any outstanding shares of Preferred Stock of the Corporation having a preferential right to liquidation payments ranking superior to the rights of the holders of Series A Stock shall be entitled to receive the full preferential amount per share held by them (the "Superior Liquidation Amount"). If the assets of the Corporation shall be insufficient to permit the payment of the full Superior Liquidation Amount, then the assets of the Corporation available for distribution shall be distributed ratably among the holders of the shares of such superior Preferred Stock in the same proportions as the full Superior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Superior Liquidation Amount that would otherwise be payable to all holders of such superior Preferred Stock.

                        (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.3.3(a), assets remain in the Corporation,
(A) the holders of shares of Series A Stock shall be entitled to receive $.086 for each outstanding share of Series A Stock held by them and (B) the holders, if any, of any outstanding shares of Preferred Stock of the Corporation having a preferential right to liquidation payments ranking equal to the rights of the holders of the Series A Stock shall be entitled to receive the liquidation payment specified for such shares held by them; in addition, each such holder shall be entitled to receive any declared and unpaid dividend per share on such outstanding share of Series A Stock or other parity Preferred Stock (collectively, such liquidation payment amounts are referred to as the "Parity Liquidation Amount"). If, upon the occurrence of such event, the assets of the Corporation shall be insufficient to permit the payment of the full Parity Liquidation Amount, then the assets of the Corporation available for distribution shall be distributed ratably among the holders of shares of Series A Stock and the Preferred Stock, if any, ranking equal to the Series A Stock, in the same proportions as the aggregate of the Parity Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the Parity Liquidation Amount that would otherwise be payable to all such holders, and no distribution to other shareholders of the Corporation shall be made.

                (b) Limitation. Upon the completion of the distribution of the distributions contemplated pursuant to Section 2.3.3(a), if assets remain in the Corporation, such remaining assets shall be distributed to the holders of any other class or series of Preferred Stock of the Corporation having a liquidation preference to the extent of, and in accordance with, such preference, and then the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                (c) Treatment of Consolidations, Mergers and Sales of Assets. The sale of all or substantially all of the assets of the Corporation, or the acquisition of the Corporation by another entity by means of merger, consolidation, share exchange, reorganization or otherwise pursuant to which shares of capital stock of the Corporation are converted into cash, securities or other property of the acquiring entity or any of its affiliates shall be regarded as a liquidation within the meaning of this Section 2.3.3; provided, however, that each holder of Series A Stock or other shares of convertible Preferred Stock of the Corporation shall have the right to elect the benefits of the provisions of Section 2.3.5 or other applicable conversion provisions in lieu of receiving payment



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in the event of the liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.3.3; provided, further, that this provision shall not apply if the holders of voting capital stock of the Corporation immediately prior to such merger, consolidation, share exchange, reorganization or sale of assets beneficially own, directly or indirectly, 50% or more of the combined voting power of the capital stock of the surviving entity resulting from such merger, consolidation, share exchange or reorganization or the successor corporation in any such sale of assets.

                (d) Distributions Other Than Cash. Whenever the distribution provided for in this Section 2.3.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

        2.3.4   VOTING POWER

                (a) General. Each holder of Series A Stock shall be entitled to vote on all matters submitted to a vote of shareholders and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Stock could be converted under
Section 2.3.5, at the record date for the determination of shareholders entitled to vote on such matter, or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is mailed, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting. Except as otherwise expressly provided herein or by the Washington Business Corporation Act, the holders of shares of the Series A Stock and Common Stock shall vote together as a single class on all matters submitted to a vote of shareholders.

                (b) Series A Stock Voting. Without the affirmative consent of the holders of shares representing at least a majority (unless a greater number is otherwise required by law) of the voting power of the Series A Stock then outstanding, acting separately as a class, given by written consent or by vote at a meeting called for such purpose for which notice shall have been given to the holders of the Series A Stock, the Corporation shall not:

                        (i) authorize or issue (or obligate itself to authorize or issue) any security of the Corporation having rights, preferences or privileges senior to the Series A Stock,

                        (ii) amend its Articles of Incorporation or Bylaws in any manner that materially adversely affects the preferences, privileges, restrictions or other rights of the Series A Stock;

                        (iii) declare or pay any dividends or other distributions on the Common Stock or Series A Stock, or redeem or repurchase any of the Corporation's capital stock (unless such shares are repurchased or redeemed pursuant to the redemption provisions of Section 2.3.7 hereof or from employees, officers, directors, consultants or other persons performing work for the Corporation upon termination of the employment, consulting or other relationship between the Corporation and such person pursuant to an employment or similar vesting agreement or other stock repurchase agreement where the redemption or repurchase price does not exceed the fair



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market value of such shares (as determined by the Board of Directors, whose determination shall be conclusive) or, in the case of unvested shares, the cost of such shares to the holder thereof);

                        (iv) effect any sale, lease, assignment, transfer or other conveyance of material assets of the Corporation to any person other than a wholly owned subsidiary of the Corporation, or any consolidation or merger in which the holders of the Corporation's equity securities do not hold at least a majority of the voting securities of the surviving corporation

                        (v) authorize any increase in the number of authorized shares of Series A Stock; or

                        (vi) approve or effect any liquidation or dissolution of the Corporation.

        2.3.5   CONVERSION RIGHTS

        The holders of Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common Stock:

                (a)     General.

                        (i) Voluntary Conversion. Any share of Series A Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as is equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 2.3.5(b)) by the number of shares of Series A Stock being converted.

                        (ii) Mandatory Conversion. Each share of Series A Stock shall be converted automatically, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of shares of Common Stock into which such Series A Stock is convertible pursuant to
Section 2.3.5(a)(i) upon the earliest of, (A) immediately prior to the closing of a firmly underwritten, public offering by the Corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, in which the aggregate gross offering proceeds are in excess of $10,000,000 (before deduction of underwriters' discounts and commissions and expenses of the offering) and the per share price at which such shares of Common Stock are offered to the public is at least equal to $5.00 (appropriately adjusted to reflect the occurrence of any extraordinary Common Stock Event (as defined below)), or (B) the consent or vote by holders of at least two-thirds of the Series A Stock then outstanding to such conversion. Any such automatic conversion shall take precedence over and shall occur irrespective of any notice of redemption of any shares of Series A Stock if such conversion occurs prior to the applicable Redemption Date (as defined in Section 2.3.7(d)) for such shares.

                (b) Conversion Rate. The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $.086 divided by the Series A Conversion Price, calculated as provided in Section 2.3.5(c).



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                (c)     Conversion Price. The conversion price for Series A
Stock in effect from time to time shall initially be $.086, subject to adjustment, in accordance with Section 2.3.5(d) (the "Series A Conversion Price").

                (d)     Adjustments to Applicable Conversion Price.

                        (i) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series A Stock, the Series A Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Price. The Series A Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Corporation, (y) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                        (ii)    Sale of Shares Below Applicable Conversion
Price.

                                (A)     If the Corporation shall issue any
Additional Stock (as defined in Section 2.3.5(d)(iii)) without consideration or for a consideration per share less than the Series A Conversion Price in effect immediately before the issuance of such Additional Stock, the Series A Conversion Price in effect upon issuance (except as otherwise provided in this Section 2.3.5(d)(ii)) shall be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                                        (x)     an amount equal to the sum of
(1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series A Conversion Price then in effect, and (2) the aggregate consideration, if any, received by the Corporation upon the issuance of such Additional Stock;

                                        (y)     the number of shares of Common
Stock of the Corporation outstanding immediately after each issuance (including the shares deemed outstanding as provided above).

                                (B)     No adjustment of the Series A Conversion
Price shall be made in an amount less than $.01 per share, provided that any adjustments that are not required to



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be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series A Conversion Price. Except as provided in Subsections 2.3.5(d)(i) and 2.3.5(d)(ii)(E)(3) and (4), no adjustment of the Series A Conversion Price pursuant to this Section 2.3.5(d)(ii) shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately before such adjustment.

                                (C)     In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                (D)     In the case of the issuance of Common
Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board irrespective of any accounting treatment.

                                (E)     In the case of the issuance of options
to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, or convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

                                        (1)     the aggregate maximum number of
shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Subsections 2.3.5(d)(ii)(C) and (D)) received by the Corporation upon the issuance of such options or rights, plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

                                        (2)     the aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 2.3.5(d)(ii)(C) and (D)), but no further adjustments to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;



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                                        (3)     if such options, rights, or
convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged before such increase or decrease became effective, but no further adjustment to the Series A Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

                                        (4)     upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange, or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price shall forthwith be readjusted to such Series A Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights, or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

                                        (5)     if any such options or rights
shall be issued in connection with the issuance and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board.

                        (iii) Additional Stock. "Additional Stock" shall mean any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock issued (or deemed to have been issued pursuant to Subsection 2.3.5(d)(ii)(E)) by the Corporation after the date of first issuance of Series A Stock other than:

                                (A)     Common Stock issued pursuant to a
transaction for which the Series A Conversion Price is adjusted under Section 2.3.5(d)(i);

                                (B)     up to 1,500,000 shares of Common Stock
issued or issuable (whether directly or pursuant to stock options or warrants) to employees, directors, advisors or consultants;

                                (C)     Common Stock issued or issuable upon
conversion of or as a dividend or distribution on Series A Stock;

                                (D)     Common Stock issued or issuable in
connection with: (i) the acquisition of another corporation or entity by the Corporation or any subsidiary of the Corporation by means of a merger, consolidation, purchase of assets or other transaction or series of related



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transactions whereby the Corporation owns a majority of the voting power of such other entity following such acquisition; (ii) the acquisition by the Corporation of intellectual property rights, including intellectual property licenses; or
(iii) the creation of a corporate or other joint venture or any other strategic alliance with any other corporation or entity; provided, however, that each such transaction shall have been approved by the Board of Directors and that with respect to each such transaction or series of related transactions, the number of shares of Common Stock issued thereunder shall not exceed 10% of the number of shares of Common Stock outstanding immediately prior to such transaction or series of transactions.

                (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of Series A Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 2.3.5(d) or a merger, consolidation, share exchange or reorganization provided for in Section 2.3.3(c)), then and in each such event the holder of each share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series A Stock, respectively, could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                (f) Accountant's Certificate as to Adjustments, Notice by the Corporation. In each case of an adjustment or readjustment of the Series A Conversion Rate, the Corporation at its expense will furnish each holder of Series A Stock, as applicable, with a certificate, prepared by the Chief Financial Officer of the Corporation, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                (g)     Exercise of Conversion Privilege.

                        (i) Generally. Promptly after receiving the certificate representing shares of any Series A Stock being converted, the Corporation shall: (A) issue and deliver to the holder of the shares being converted, or, if permitted by applicable securities laws, to the nominee or nominees of such holder, a certificate or certificates as such holder may request for the number of whole shares of Common Stock that is nearest to the number of shares of Common Stock issuable in accordance with the provisions of this Section 2.3.5 upon the conversion of such shares of Series A Stock and (B) pay to such holder or its nominee any declared but unpaid dividends on the shares being converted. Conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date (as defined below for voluntary conversions and for mandatory conversions), and at such time, whether or not certificates representing the shares being converted shall have been received by the Corporation or its transfer agent in the case of a mandatory conversion, the rights of the holder as holder of the converted shares of Series A Stock, as applicable, shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.



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                        (ii)    Voluntary Conversion. Before any holder of
shares of Series A Stock shall be entitled to voluntarily convert such shares to Common Stock pursuant to Section 2.3.5(a)(i), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares and, if appropriate, shall give written notice by mail, postage prepaid, addressed to the same location at which the certificate or certificates were or will be surrendered, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. With respect to a voluntary conversion pursuant to Section 2.3.5(a)(i), the date when written notice of the holder's election to convert is received by the Corporation or a transfer agent for the shares to be converted, together with the certificate or certificates representing the shares to be converted, shall be the "Conversion Date."

                        (iii) Mandatory Conversion. Holders of shares of Series A Stock converted pursuant to the mandatory conversion provisions of
Section 2.3.5(a)(ii) shall promptly surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares and, if other than the record holder of the converted shares, shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. Whether or not such certificate or certificates have been so surrendered, with respect to mandatory conversions pursuant to Section 2.3.5(a)(ii), the applicable date specified in Section 2.3.5(a)(ii) for automatic conversion shall be the "Conversion Date."

                (h) Partial Conversion. In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the shares of Series A Stock that were not converted.

                (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the Corporation shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        2.3.6   NO REISSUANCE OF STOCK

        No share or shares of Series A Stock converted, purchased or otherwise acquired by the Corporation shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Stock accordingly.

        2.3.7   REDEMPTION

                (a) No Call. The Corporation shall not have the right to call for redemption all or any part of the Series A Stock, but may, pursuant to the terms of this Section 2.3.7, have the obligation to redeem Series A Stock.

                (b) Option to Require Redemption. On July 1, 2002, the Corporation shall, upon receipt of at least 60 days' prior written request by the holders of at least 60% of the Series A Stock then outstanding, redeem up to one-third of the Series A Stock then outstanding. On July 1, 2003, the Corporation shall, upon receipt of at least 60 days' prior written request by the holders of at least 60% of the Series A Stock then outstanding, redeem up to an additional one-third of the Series A Stock then outstanding. On July 1, 2004, the Corporation shall, upon receipt of at least 60 days' prior written request by the holders of at least 60% of the Series A Stock then outstanding, redeem up to the balance of the Series A Stock then outstanding.

                (c) Redemption Price. The redemption price per share of Series A Stock shall be equal to $.086 plus $.000006 per annum from the date such share was issued (the "Series A Redemption Price"). The Series A Redemption Price shall be appropriately adjusted for any stock dividends, splits or combinations applicable to the Series A Stock.

                (d) Notice of Redemption. Upon receiving a notice requesting redemption pursuant to Section 2.3.7(b), the Corporation shall within five business days mail by certified or registered mail a written notice (a "Redemption Notice") to each holder of record of Series A Stock, as applicable, at the address last shown on the records of the Corporation, with a copy of the Redemption Notice to each such holder sent by facsimile transmission or by tested or otherwise authenticated telex. Each Redemption Notice shall state that a redemption pursuant to this Section 2.3.7 has been requested and shall specify the date fixed for such redemption (the "Redemption Date"), which date shall be July 1 of the calendar year in which the redemption is requested or the first day thereafter on which banks in Seattle, Washington, are not authorized to be closed, and shall specify the maximum number of shares that could be redeemed from each Series A holder, and each holder of Series A Stock shall have until the close of business on the date 10 business days before each Redemption Date to request the redemption of up to the maximum number of shares of Series A Stock such holder is entitled to redeem. No defect in the Redemption Notice or any response thereto or in the mailing or publication thereof shall affect the validity of the redemption proceeding with respect to the Corporation or any holder of Series A Stock; provided, however, that the Corporation or such holder has timely received actual notice of the redemption.

                (e) Surrender of Stock. On or after the Redemption Date, each holder of shares of Series A Stock, the redemption of which was requested by the holder pursuant to Section 2.3.7(d), shall surrender the certificate or certificates evidencing such shares to the Corporation at any place designated for such surrender in the Redemption Notice and shall then be entitled to receive payment in cash, by wire transfer or by bank-certified check of the Series A Redemption Price for each share of Series A Stock to be redeemed. If less than all the shares represented by a share certificate are to be redeemed, the Corporation shall promptly issue a new certificate representing the shares not redeemed

                (f) Failure to Redeem. If the Corporation shall fail to discharge its obligation to redeem shares of Series A Stock pursuant to this
Section 2.3.7 (the "Redemption Obligation"), the Redemption Obligation shall be discharged, pro rata with respect to each holder based on the number of shares requested to be redeemed, as soon as the Corporation is permitted by law to discharge such Redemption Obligation. If and so long as any Redemption Obligation shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking junior to the Series A Stock with respect to liquidation preference, redemption rights or warrants, rights or options exercisable for any such junior securities. If and so long as any Redemption Obligation shall not fully be discharged, the Corporation shall not, directly or indirectly, declare or pay any dividend or make any distribution on, or purchase, redeem, or satisfy any mandatory redemption, sinking fund or other similar obligation in respect of, any securities ranking on a parity to the Series A Stock with respect to liquidation preference or redemption rights ("parity securities"), unless such dividends or distributions on the shares of Series A Stock and the shares of such parity securities are declared and paid on a pro rata basis, or, in the event any mandatory redemption, sinking fund or other similar obligation is then undischarged with respect to such parity securities, unless shares of Series A Stock and such parity securities are redeemed on a pro rata basis. For purposes of this Section 2.3.7(f), "pro rata basis" shall refer to the proportion that the distribution payable to holders of Series A Stock or parity securities, respectively, bears to the aggregate distribution payable to all holders of Series A Stock and parity securities.

                (g) Status of Redeemed Shares. From and after the Redemption Date, unless default shall be made by the Corporation in paying the Series A Redemption Price at the time and place specified in the Redemption Notice, all dividends on shares of Series A Stock to be redeemed on such Redemption Date shall cease and all rights of holders of such shares shall cease, except the right of holders of such shares to receive the Series A Redemption Price, as applicable, against delivery of certificates representing such shares, and such shares shall cease to be outstanding.

        2.3.8   NOTICES OF RECORD DATE

        In the event of

                (a) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation or

                (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or deliver or cause to be mailed or delivered to each holder of Series A Stock a notice specifying (i) the date on which any such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up is expected to become effective and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up. Such notice shall be mailed or delivered at least 20 days prior to the date specified in such notice on which such action is to be taken.

2.4     DESIGNATION OF SERIES B CONVERTIBLE PREFERRED STOCK

        The following series of Preferred Stock is hereby designated, which series shall have the rights, preferences, privileges and limitations as set forth below in this Section 2.4:

        2.4.1   SERIES B PREFERRED STOCK

        The series of Series B Convertible Preferred Stock, consisting of 1,250,000 shares, authorized herein, is designated in these Articles of Incorporation as the "Series B Stock" and will be convertible into shares of the Corporation's Common Stock, as described in Section 2.4.5. The rights, preferences, restrictions and other matters relating to Series B Stock are set forth below.

        2.4.2   DIVIDENDS

        The holders of shares of Series B Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors. This right to receive dividends shall be on an equal basis with the holders of shares of Common Stock but subject to any preferential rights granted for any other series of Preferred Stock.

        2.4.3   LIQUIDATION RIGHTS

        Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the assets of the Corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

                (a)     General.

                        (i) First, the holders, if any, of any outstanding shares of Preferred Stock of the corporation having a preferential right to liquidation payments shall be entitled to receive the full preferential amount per share held by them (the "Superior Liquidation Amount"). If the assets of the corporation shall be insufficient to permit the payment of the full Superior Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the shares of such superior Preferred Stock in the same proportions as the full Superior Liquidation Amount each such holder would otherwise be entitled to receive bears to the total of the full Superior Liquidation Amount that would otherwise be payable to all holders of such superior Preferred Stock.

                        (ii) If, upon completion of the distribution required by subsection (i) of this Section 2.6.3(a), assets remain in the corporation, the holders of outstanding shares of Series B Stock and Common Stock shall be entitled to share ratably in the such assets.

                (b) Distributions Other Than Cash. Whenever the distribution provided for in this Section 2.4.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

        2.4.4   VOTING POWER

        The holders of Series B Stock will have the right, as a separate voting group, to elect one director, who must be reasonably acceptable to the other directors. Except for such right or as otherwise expressly provided by the Washington Business Corporation Act, the holders of Series B Stock shall not be entitled to vote on any matter submitted to a vote of shareholders.

        2.4.5   CONVERSION RIGHTS

        The holders of Series B Stock shall have the following rights with respect to the conversion of Series B Stock into shares of Common Stock:

                (a)     General.

                        (i) Voluntary Conversion. Any share of Series B Stock may, at the option of the holder, be converted at any time into such number of fully paid and nonassessable shares of Common Stock as is equal to the product obtained by multiplying the Series B Conversion Rate (determined under Section 2.4.5(b)) by the number of shares of Series B Stock being converted.

                        (ii) Mandatory Conversion. Each share of Series B Stock shall be converted automatically, without any action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, into the number of shares of Common Stock into which such Series B Stock is convertible pursuant to
Section 2.4.5(a)(i) upon the earlier of (A) the closing of a firmly underwritten, public offering by the corporation of shares of Common Stock, registered under the Securities Act of 1933, as amended, on a Form S-1 or successor form in which the pre-money valuation of the corporation is at least $75,000,000, or (B) December 31, 2000.

                (b) Conversion Rate. The conversion rate for Series B Stock in effect at any time (the "Series B Conversion Rate") shall equal $1.00 divided by the Series B Conversion Price, calculated as provided in Section 2.4.5(c).

                (c) Conversion Price. The conversion price for Series B Stock in effect from time to time shall initially be $0.10, subject to adjustment, in accordance with Section 2.4.5(d) (the "Series B Conversion Price").

                (d)     Adjustments to Applicable Conversion Price.

                        (i) Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as defined below) after the date of the initial issuance of any shares of Series B Stock, the Series B Conversion Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Price. The Series B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock of the Corporation, (y) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (z) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                        (ii) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends), options or rights, then, in each such case for the purpose of this Subsection 2.4.5(d)(ii), the holders of the Series B Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Series B Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

                (e) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of Series B Stock shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section 2.4.5(d)), then and in each such event the holder of each share of Series B Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series B Stock, respectively, could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                (f) Accountant's Certificate as to Adjustments, Notice by the Corporation. In each case of an adjustment or readjustment of the Series B Conversion Rate, the Corporation at its expense will furnish each holder of Series B Stock, as applicable, with a certificate, prepared by the Chief Financial Officer of the Corporation, showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

                (g)     Exercise of Conversion Privilege.

                        (i) Generally. Promptly after receiving the certificate representing shares of any Series B Stock being converted, the Corporation shall: (A) issue and deliver to the holder of the shares being converted, or, if permitted by applicable securities laws, to the nominee or nominees of such holder, a certificate or certificates as such holder may request for the number of whole shares of Common Stock that is nearest to the number of shares of Common Stock issuable in accordance with the provisions of this Section 2.4.5 upon the conversion of such shares of Series B Stock and (B) pay to such holder or its nominee any declared but unpaid dividends on the shares being converted. Conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date (as defined below for voluntary conversions and for mandatory conversions), and at such time, whether or not certificates representing the shares being converted shall have been received by the Corporation or its transfer agent in the case of a mandatory conversion, the rights of the holder as holder of the converted shares of Series B Stock, as applicable, shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The corporation shall not be required to issue any fraction of a share of Common Stock upon conversion of Series B Stock; if any fraction of a share of Common Stock would, except for the foregoing clause, be issuable to any holder on the conversion of any Series B Stock, the Corporation shall pay to the holder of such converted Series B Stock an amount in cash equal to the then current fair market value of such fractional interest.

                        (ii) Voluntary Conversion. Before any holder of shares of Series B Stock shall be entitled to voluntarily convert such shares to Common Stock pursuant to Section 2.4.5(a)(i), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares and, if appropriate, shall give written notice by mail, postage prepaid, addressed to the same location at which the certificate or certificates were or will be surrendered, of the election to convert such shares and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. With respect to a voluntary conversion pursuant to Section 2.4.5(a)(i), the date when written notice of the holder's election to convert is received by the Corporation or a transfer agent for the shares to be converted, together with the certificate or certificates representing the shares to be converted, shall be the "Conversion Date."

                        (iii) Mandatory Conversion. Holders of shares of Series B Stock converted pursuant to the mandatory conversion provisions of
Section 2.4.5(a)(ii) shall promptly
surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such shares and, if other than the record holder of the converted shares, shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation will give such holders written notice at least five days prior to the date on which they are requested to surrender their certificate or certificates. Whether or not such certificate or certificates have been so surrendered, with respect to mandatory conversions pursuant to Section 2.4.5(a)(ii), the applicable date specified in Section 2.4.5(a)(ii) for automatic conversion shall be the "Conversion Date."

                (h) Partial Conversion. In the event some but not all of the shares of Series B Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the shares of Series B Stock that were not converted.

                (i) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Stock, the Corporation shall immediately take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

        The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation will take such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any securities exchange upon which the Common Stock may be listed.

        2.4.6   NO REISSUANCE OF STOCK

        No share or shares of Series B Stock converted, purchased or otherwise acquired by the Corporation shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Stock accordingly.

        2.4.7   NOTICES OF CERTAIN EVENTS

        If the Corporation becomes subject to:

                (a) any capital reorganization of the Corporation, any reclassification or recapitalization of the Corporation's capital stock, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation, or

                (b) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then the Corporation will mail or deliver or cause to be mailed or delivered to each holder of Series B Stock at least twenty
(20) days' prior written notice specifying (i) the expected effective date of such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up, and (ii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) will be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, merger, consolidation, transfer, dissolution, liquidation or winding up.

                              ARTICLE 3. DIRECTORS

        The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the bylaws. The terms of the initial directors shall expire at the first shareholders' meeting at which directors are elected.

                         ARTICLE 4. SHAREHOLDERS' RIGHTS

        Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation.

                            ARTICLE 5. VOTING RIGHTS

5.1     APPROVAL OF CERTAIN TRANSACTIONS

        Subsequent to the date that a class of the Corporation's shares are registered pursuant to Section 12 or Section 15 under the Securities Exchange Act of 1934, as amended, a majority of all votes entitled to be cast by a voting group will be sufficient to approve any (a) amendment to the Articles of Incorporation, (b) plan of merger or share exchange, (c) sale of assets other than in the usual and regular course of business of the Corporation or (d) dissolution of the Corporation.

5.2     NO CUMULATIVE VOTING

        No cumulative voting for directors shall be permitted.

                ARTICLE 6. DIRECTOR LIABILITY AND INDEMNIFICATION

6.1     LIMITATION OF DIRECTOR LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions that involve intentional misconduct of a knowing violation of law by the director, (ii) conduct violating RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended, without any requirement of further action by the shareholders.

6.2     INDEMNIFICATION

        6.2.1 The Corporation shall indemnify and hold harmless each individual who is or was serving as a director or officer of the Corporation or who, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all liability incurred with respect to any proceeding to which the individual is or is threatened to be made a party because of such service, and shall make advances of reasonable expenses with respect to such proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director or officer from or on account of (a) acts or omissions of the director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director or officer finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property, or services to which the director or officer was not legally entitled.

        6.2.2 The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such liability under RCW 23B.08.510 or 23B.08.520.

        6.2.3 If, after the effective date of this Section 6.2, the Washington Business Corporation Act (the "Act") is amended to authorize further indemnification of directors or officers, then directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

        6.2.4 To the extent permitted by law, the rights to indemnification and advance of reasonable expenses conferred in this Section 6.2 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Section 6.2 shall be a contract right upon which each director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Section 6.2 shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

        6.2.5 If any provision of this Section 6.2 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Section 6.2, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                             ARTICLE 7. INCORPORATOR

        The name and address of the incorporator are:

        Name                                Address
        ----                                -------
        Bryce L. Holland, Jr.               Two Union Square
                                            601 Union Street
                                            Seattle, Washington 98101-2346

                        ARTICLE 8. AMENDMENT OF ARTICLES

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.


        Dated: September __, 1999


                                        FREESHOP.COM, INC.

                                        By
                                          --------------------------------------
                                          Timothy Choate
                                          President and CEO